Exhibit 99.1
DEPARTURE AGREEMENT
This Departure Agreement (this “Agreement”) is made as of this 28th day of February, 2009, by and between Bruce P. Koch (“Employee”) and Nabors Industries Ltd. and Nabors Corporate Services, Inc. (each referred to individually as the “Company” and collectively as “Nabors”). In consideration of the terms, covenants and conditions set forth in this Agreement, the parties agree as follows:
1.	Termination Date — Employee’s employment with Nabors terminated on February 28, 2009 (“Termination Date”).

2.	Termination Payment — Nabors will pay to Employee the sum of $150,000.00 (One Hundred Fifty Thousand dollars and no cents) (“Termination Payment”). The Termination Payment will be paid to Employee as soon as administratively practicable on or after the eighth day following the receipt by the Company of two copies of this Agreement which have been signed by Employee; provided, however, the Termination Payment shall be paid within thirteen (13) days following such eighth day. The signed copies must be returned to the Company within twenty-one (21) days of their receipt by Employee or the offer of consideration contained in this Agreement will be withdrawn. Deductions required by U.S. law shall be withheld from the Termination Payment. Employee understands and agrees that the Termination Payment is not something to which Employee is otherwise entitled, but is solely in consideration of and in return for the covenants contained in this Agreement, including but not limited to the settlement, release and waiver of rights, claims and causes of action contained herein.

3.	Business Expenses — Employee must submit all outstanding business expenses to Nabors within thirty (30) days of the Termination Date, in accordance with Company’s policies and procedures. Business expenses not submitted within 30 days of the Termination Date will not be considered for reimbursement.

4.	Benefit Plans — Employee agrees and acknowledges that upon the Termination Date, all benefit plans to which he is a party relative to any of the operations of Nabors shall no longer be applicable to Employee, and any benefits available to him thereunder shall terminate, except as stated below or required by the laws of the United States or the State of Texas.
(a)	Nabors Industries Retirement Savings Plan (the “Retirement Savings Plan”) — Employee is entitled to a distribution of Employee’s account in accordance with the terms of the Retirement Savings Plan. Employee has the option of leaving both Employee’s and Company’s accounts in the Retirement Savings Plan until age 65, disablement or death. If Employee elects to receive a distribution, he must complete and return the Final Distribution Form, which will be sent to Employee’s home address. The completed form must be sent to Nabors’s Employee Benefits Department. Final distribution checks are issued as soon as possible following the end of the calendar quarter in which a termination occurs.

(b)	Nabors Industries Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) — Employee is entitled to a distribution of benefits, if any, in accordance with the terms of the Deferred Compensation Plan.

(c)	Nabors Industries Group Insurance Plan (the “Group Insurance Plan”) - Employee is covered under the Group Insurance Plan until the end of the month in which termination occurs. Employee is entitled to continue health care coverage in accordance with the Consolidated Omnibus Reconciliation Act, 1985 (COBRA). A notice outlining Employee’s health care continuation rights will be sent to Employee’s home address.
5.	Offices and Directorships — Employee has resigned and/or hereby resigns from all offices and directorships held with Nabors or any of its subsidiaries or affiliates.

6.	Stock Options and Restricted Stock — Employee’s rights with respect to stock options and restricted stock currently held by him shall be in accordance with the respective Plans and Award Agreements pursuant to which such equity awards were granted. For the sake of clarity, at such time as Employee ceases being an employee or officer of any affiliate or subsidiary of the Company, all unvested restricted stock awards and all option awards shall be forfeited and consequently become null and void.

7.	Release and Waiver of All Claims — Subject to the timely payment of the Termination Payment, Employee for himself, his heirs, executors, successors, administrators and assigns, hereby releases, acquits and forever discharges Nabors, its owners, officers, employees, former employees, shareholders, directors, plan fiduciaries, partners, agents and assigns, and all other persons, firms, partnerships or corporations in control of, under the direction of or in any way presently or formerly associated with Nabors (collectively, “Company Affiliates”) of and from all claims, charges, complaints, liabilities, obligations, promises, agreements, contracts, damages, actions, causes of action, suits, accrued benefits (including without limitation bonuses and accrued vacation pay, if any) or other liabilities of any kind or character, whether known or hereafter discovered, based on any events or circumstances arising or occurring on or prior to the execution of this Agreement, arising from or in any way connected with or related to Employee’s employment with Nabors and any Company Affiliate and/or Employee’s termination of employment with Nabors or any Company Affiliate, including, but not limited to, allegations of wrongful termination, breach of contract (express or implied), retaliatory discharge, discharge in violation of public policy, intentional infliction of emotional distress, negligent infliction of emotional distress, defamation, invasion of privacy, any action in tort or contact, any violation of federal, state or local law, including, but not limited to, rights or claims under U.S. federal, state or local fair employment practice or discrimination laws (including without limitation Title VII of the Civil Rights Acts of 1964 and 1991, 42 U.S.C. §§2000e et seq., the Equal Pay Act, 29 U.S.C. §206, the Employment Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §§100 et seq., the Americans

with Disabilities Act (“ADA”), 42 U.S.C. §§12101 et seq., the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), 29 U.S.C. §§621 et seq., the Fair Labor Standards Act of 1938, as amended (“FLSA”), 29 U.S.C. §§201 et seq., the Family and Medical Leave Act (“FMLA”), 29 U.S.C. §§2601 et seq., the Texas Commission on Human Rights Act (“TCHRA”), Texas Labor Code §§21.001 et seq., the Texas Workers’ Compensation Act, Texas Labor Code §451.001), the Civil Rights Acts of 1866, 1871, and 1991, or the Common Laws of these United States, collectively or singularly, including but not limited to, claims for promissory estoppel, breach of contract, workers’ compensation retaliation, wrongful discharge for refusal to commit an act prohibited by public policy or law, marital status discrimination, intentional infliction of emotional distress, defamation, fraud and misrepresentation, invasion of privacy, tortious interference with a contractual relationship, negligent hiring, negligent entrustment, negligent retention, whistle blowing, breach of the covenant of good faith and fair dealing, emotional distress, violation of public policy or any other employment or civil rights act, and any and all claims for severance pay or benefits under any compensation or employee benefit plan, program, policy, practice, contract or other arrangement of Nabors or any Company Affiliate. Subject to the timely payment of the Termination Payment, Employee agrees not to bring or join any lawsuit or file any charge or claim against Nabors or any Company Affiliate in any court or before any government agency relating to his employment or the termination of his employment. Employee recognizes that, if Employee brings or joins any such lawsuit, or files any such charge or claim, Nabors will have a claim for breach of this Agreement and may be entitled to injunctive relief, attorneys’ fees and other legal and equitable relief. Notwithstanding the generality of the foregoing, Employee does not release the following claims and rights, and same shall survive the execution of this Agreement and are not merged or integrated into this Agreement:
a.	Any benefits which Employee is entitled to receive under any Nabors plan or Company Affiliate plan that is a qualified plan under IRC §401(a) or is a group health plan subject to COBRA, to the extent Employee properly elects and pays for such COBRA continuation coverage;

b.	Employee’s rights under this Agreement, his rights as a shareholder, and any rights to indemnification (and advancement of expenses) from Nabors pursuant to the terms of any indemnification agreement, common law, statute, charter, bylaws or otherwise, all as they currently exist; and

c.	Coverage pursuant to otherwise applicable D&O or other insurance policies currently or hereafter maintained by Nabors.
8.	Age Discrimination in Employment Act — Employee acknowledges and agrees:
(a)	that he has at least twenty-one (21) days to review this Agreement before accepting;

(b)	that, if he accepts this Agreement, that he has seven (7) days following the execution of this Agreement to revoke this Agreement; and

(c)	that he is not entitled to the Termination Payment, except in return for this Agreement.
Nabors shall have no right to revoke this Agreement.
9.	No Injurious Conduct — From and after the Termination Date, Employee agrees that at all times, he will not engage in any conduct injurious to Nabors or its Affiliates, or any officer or director of either, through a meaningful act of dishonesty, breach of fiduciary duty, or breach of this Agreement, such determination to be made by the Board of Directors of Nabors Industries Ltd. acting in good faith as provided below in Subsection (a). For the sake of clarification, a breach of the covenants contained in this Agreement, including without limitation Sections 10, 11 and 12, shall be considered conduct injurious to Nabors, such that the provisions of Subsections (a) through (c) below apply.
(a)	Determinations — All determinations with respect to compliance or noncompliance by Employee with this Section shall be within the reasonable discretion of the Board of Directors of Nabors Industries Ltd., acting in its official capacity. Any such determination by the Board that is made in good faith shall be final and binding upon both parties. In making any such determination, the Board shall be obligated to use ordinary care and to make reasonable inquiry with respect to factual matters. Promptly following any determination that Employee is in breach of this Section 9, the Board shall give Employee written notice stating in reasonable detail the basis for such determinations and, if applicable, the manner in which cure can be accomplished. Such notice shall give Employee a reasonable number of days to remedy such violations. Any payments due Employee under this Agreement shall be stayed for said period and shall not be restored unless such violations are corrected within said period.

(b)	Damages and Relief — Employee agrees and acknowledges that Nabors may not have an adequate remedy at law and may be harmed in the event that any of the provisions of this Section 9 were breached. Accordingly, Employee agrees that Nabors may be entitled to seek injunctive relief to prevent breaches of this Section 9 and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which Nabors may be entitled, at law or in equity, including attorneys’ fees. In addition, if any violation or breach of this Section 9 is not corrected within the period stated in Subsection (a) above, then Employee shall forfeit all remaining payments which would otherwise be made to him pursuant to this Agreement; shall be obligated and required to repay to Nabors any portion of the Termination Payment already paid by Nabors to Employee as of the date of breach; shall be obligated and required to repay to Nabors any and all profits from the exercise of any stock options after the date of this Agreement or from the sale of any restricted stock which vests after the date of this Agreement; and shall forfeit all unexercised stock options and all unvested restricted stock.

(c)	Petition — In the event that Employee desires to engage in any activity which might constitute a breach of this Section, he may petition either (in the Employee’s discretion) the Chief Executive Officer or the Board for an interpretation in advance of undertaking the proposed activity for a determination whether the proposed activity would constitute a breach or request a written waiver from the Chief Executive Officer or the Board. The Chief Executive Officer or the Board will consider any such petition as expeditiously as possible and will respond promptly in writing.
10.	Confidentiality — Employee agrees that all information pertaining to the prior, current or contemplated business of Nabors and its Affiliates (excluding publicly available information in substantially the same form in which it is publicly available, information that is generally known within the Company’s industry, information that Employee learns from a third party who, to the best of Employee’s knowledge and reasonable belief, did not disclose such information to Employee in breach of a confidentiality obligation to Nabors, and information of a general nature not pertaining exclusively to Nabors) are valuable and confidential assets of Nabors. Unless excluded by the preceding parenthetical, such information shall include, without limitation, information relating to patents, trade secrets, supplier lists, customer lists, financing techniques, bidding procedures or financial statements of Nabors as are not available to the public. Employee shall hold all such information in trust and confidence for Nabors and shall not use or disclose any such information to any other person or entity without the express written permission of Nabors or to the extent required by applicable law.
11.	Nonsolicitation and Nonrecruitment Covenant. For a period of one year following the date of this Agreement, Employee, either individually or as a principal, partner, stockholder, manager, agent, consultant, contractor, employee, lender, investor, volunteer or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, shall not, whether directly or indirectly, without the express prior written consent of Nabors, directly or indirectly, hire, solicit for employment, induce or encourage to leave the employment of Nabors, or otherwise cease their employment with Nabors, on behalf of himself/herself or any other person or entity, any employee, independent contractor or any former employee of Nabors whose employment ceased than less than twelve (12) months earlier. Nabors acknowledges and agrees that, notwithstanding the foregoing Section 11 and the other terms and conditions of this Agreement, nothing prohibits Employee from accepting employment with a company or entity which competes with Nabors, provided that he does so without violating such terms and conditions.
12.	Non-Disparagement. Employee agrees not to disparage Nabors, its affiliates, officers, directors, employees, shareholders or agents, in any manner reasonably likely to be harmful to it or their business, business reputation or personal reputation. Notwithstanding the foregoing, Employee may respond accurately and fully to any request for information when required by legal process. Nothing in this Section 15 shall limit, prohibit or restrict either party’s ability to enforce their rights under this Agreement or any other agreement, contract or arrangement entered into by Employee and Nabors.
13.	Further Agreements — Employee agrees that except as may be required by law, Employee will not commence, maintain, initiate, prosecute, cause, encourage, assist, volunteer, advise or cooperate with any person, entity or governmental agency to commence, maintain, initiate or prosecute any action, suit, proceeding or claim before any governmental agency, court, legislative body or committee against Nabors or any Company Affiliate arising from, concerned with or otherwise relating to, in whole or in part, any matters contained in this Agreement or Employee’s employment or separation from employment with Nabors.

14.	Time is of the Essence — Time is of the essence for all aspects of performance under this Agreement.

15.	Waiver of Certain Rights — Employee hereby waives all rights to recall, reinstatement, employment, reemployment and past or future wages from Nabors and/or any Company Affiliate, and its or their refusal to hire Employee based upon this Section will provide a full defense to any claims arising from Employee’s attempt for employment. Notwithstanding the provisions of this Section, Employee’s termination shall be classified as a voluntary resignation, and Employee shall be classified as “eligible for rehire” within the appropriate Human Resources systems.

16.	Counterparts — This Agreement may be executed in counterparts, each of which shall constitute an original document.

17.	Severability — If any provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void or unenforceable, that finding shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. However, if any court having jurisdiction over the parties shall issue any order holding the provisions of Section 9 to be void or unenforceable, then any obligation of Nabors to make further payments hereunder shall be deemed to have been extinguished in full.

18.	Consultation with Attorney — Employee acknowledges that Nabors has advised him to consult with an attorney prior to executing this Agreement.

19.	Governing Law — This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas, except to the extent that federal law may apply.

20.	Arbitration — Any disputes arising in connection with this Agreement and Employee’s employment with Nabors shall be resolved through binding arbitration pursuant to the Nabors Dispute Resolution Program, a copy of which is attached hereto.

21.	Binding Agreement — This Agreement is binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees or other successors or assigns, and inures to the benefit of the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees or other permitted successors or assigns.

22.	Entire Agreement — With the exception of (1) any acknowledgements or agreements (including any indemnification agreements giving rise to the rights described in Section 7) executed by Employee prior to the date of this Agreement, (2) the stock plans applicable to the stock options and restricted stock awards which remain outstanding as of the date of this Agreement, and (3) Nabors’ policies and procedures which remain applicable to Employee after the termination of his employment, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be modified in writing by the parties. In the event of a direct conflict between this Agreement and any of the aforementioned agreements, plans or policies, the terms of this Agreement shall prevail.

23.	Miscellaneous — The failure of any party to this Agreement at any time or times to require the performance of any provisions of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.
SIGNED AND ACCEPTED this 1st day of April, 2009.

EMPLOYEE:

/S/ BRUCE P. KOCH
BRUCE P. KOCH

NABORS:

NABORS INDUSTRIES LTD.

/S/ MARK ANDREWS

NABORS CORPORATE SERVICES, INC.

/S/ EUGENE M. ISENBERG

ACKNOWLEDGEMENT
     I acknowledge that, on the 28th day of February, 2009, I received the attached Departure Agreement to review.

/S/ BRUCE P. KOCH
BRUCE P. KOCH